Exhibit 10.23
FIRST BANCORP
RESTRICTED STOCK AWARD AGREEMENT
     THIS AGREEMENT is entered into as of the ___day of ___, ___, and effective as of the ___day of ___, ___(the “Effective Date”), by and between First BanCorp (the “Corporation”), and ___(the “Participant”).
     The Corporation, pursuant to its First BanCorp 2008 Omnibus Incentive Plan (the “Plan”), hereby grants the following stock award to the Participant, which award shall have the terms and conditions set forth in this Agreement:
     1. Definitions
     All capitalized terms used herein and not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Plan.
     2. Award
     The Corporation, as of the Effective Date, hereby grants to the Participant a restricted stock award of ___shares (the “Shares”) of common stock, par value $1.00 per share, of the Corporation (the “Common Stock”), subject to the terms and conditions set forth herein and subject to the terms and conditions of the Plan which is incorporated herein by reference and made a part hereof for all purposes.
     The restricted period shall commence upon the Effective Date and shall lapse with respect to the Shares on such date the vesting period of the Shares elapses.
     3. Vesting
     Subject to the terms and conditions of this Agreement, the Shares shall vest solely on the basis of the passage of time over a three-year period beginning on the first anniversary of the award as follows: one-third (1/3) of the Shares shall vest on each of December 1, 2009, 2010 and 2011, if, and only if, the Participant remains as a member of the Board of Directors from the date hereof until each respective vesting date. Notwithstanding the foregoing, and subject to earlier vesting as provided in Section 7 hereof, Shares may vest more quickly in the event of death, Disability, Retirement, or a Change in Control.
     4. Restriction on Transfer
     Until the Shares vest pursuant to Section 3 hereof, none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares.

     5. Issuance and Custody of Certificate
     (a) The Corporation shall cause to be issued one or more stock certificates, registered in the name of the Participant, evidencing the Shares. Each such certificate shall bear the following legend:
“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RESTRICTED STOCK AWARD AGREEMENT DATED AS OF DECEMBER 1, 2008 AS AMENDED FROM TIME TO TIME AND THE 2008 FIRST BANCORP OMNIBUS INCENTIVE PLAN. COPIES OF SUCH AGREEMENT AND PLAN MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION.”
     (b) Participant shall execute stock powers relating to the Shares and deliver the same to the Corporation. The Corporation shall use such stock powers only for the purpose of canceling any unvested Shares that are forfeited.
     (c) Each certificate issued pursuant to Section 5(a) hereof, together with the stock powers relating to the Shares, shall be deposited by the Corporation with the Secretary of the Board of Directors (the “Secretary”) of the Corporation or a custodian designated by the Secretary.
     (d) After any Shares vest pursuant to Section 3 hereof, the Corporation shall promptly cause to be issued a certificate or certificates evidencing such vested Shares, free of the legend provided in section 5(a) hereof, and shall cause such certificate or certificates to be delivered to the Participant or the Participant’s legal representatives, beneficiaries or heirs.
     6. Distributions and Adjustments
     (a) If all or any portion of the Shares vest in Participant subsequent to any change in the number or character of Shares of Common Stock (through stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares of Common Stock or other securities of the Corporation, issuance of warrants or other rights to purchase Shares of Common Stock or other securities of the Corporation or other similar corporate transaction or event affecting the Shares such that an adjustment is determined by the Compensation and Benefit Committee of the Board of Directors (the “Committee”) to be appropriate in order to prevent dilution or enlargement of the interest represented by the Shares), Participant shall then receive upon such vesting the number and type of securities or other consideration which he would have received if the Shares had vested prior to the event changing the number or character of outstanding Shares of Common Stock.

     (b) Any additional Shares of Common Stock, any other securities of the Corporation and any other property (except for cash dividends) distributed with respect to the Shares prior to the date the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares.
     (c) Any additional Shares of Common Stock, any securities and any other property (except for cash dividends) distributed with respect to the Shares prior to the date such Shares vest shall be promptly deposited with the Secretary or the custodian designated by the Secretary to be held in custody in accordance with Section 5(c) hereof.
     (d) Shares shall have the rights to dividends or dividend equivalents, as applicable, during the Restriction Period. Such dividends or dividend equivalents will accrue during the Restriction Period, but not be paid until restrictions lapse.
     (e) The Participant will have the right to vote the Shares.
     7. Forfeiture; Termination of Services; Change of Control
     (a) In the event of the death of the Participant while in the service as a director of the Corporation, Shares held by the Participant which have not vested, shall vest irrespective of whether the vesting period has been completed.
     (b) In the event the Participant’s service as a director is terminated by reason of Disability, Shares held by such participant which have not vested, shall vest irrespective of whether the vesting period has been completed.
     (c) In the event the Participant’s service as a director is terminated by the Corporation or any Affiliate for Cause, Shares held by the Participant which have not vested shall be forfeited and canceled upon such termination.
     (d) Unless otherwise determined by the Committee, in the event the Participant’s service as a director ends as a result of the Participants resignation from the Corporation or an Affiliate, any Shares held by such Participant which has not vested, shall be forfeited and canceled upon such termination.
     (e) In the event the Participant’s service as a director is terminated by reason of Retirement, or who is voluntarily or involuntarily terminated within one year after a Change in Control, Shares held by the Participant shall vest irrespective of whether the vesting period has been completed.
     (f) If the Participant’s service as a director is terminated for any reason other than described in Section 7(a) through (e), Shares held by the Participant which have not vested, shall vest irrespective of whether the vesting period has been completed.
     (g) Based on particular circumstances evaluated by the Committee as they may relate to the termination of a Participant, the Board may, with the recommendation of the

Committee, grant the full vesting of the Shares held by the Participant upon termination of employment.
     (h) If awards are accelerated for reasons other than death, disability, retirement, or change in control, those discretionarily accelerated shares will be limited to 10% of the total number of shares authorized under Section 5(a) of the Plan.
     8. Taxes
     The Corporation is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of shares of Common Stock, or any payroll or other payment to a participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Common Stock or other property and to make cash payments in respect thereof in satisfaction of a participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations if such withholding will not result in additional accounting expense to the Corporation. Other provisions of the Plan notwithstanding, only the minimum amount of shares of Common Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of shares of Common Stock will not result in additional accounting expense to the Corporation.
     9. Miscellaneous
     (a) This Agreement is issued pursuant to the Plan and is subject to its terms. Participant hereby acknowledges receipt of a copy of the Plan. The Plan is also available for inspection during business hours at the principal office of the Corporation.
     (b) This Agreement shall not confer on the Participant any right with respect to continuance of service as a director of the Corporation or any of its subsidiaries.
     (c) This Agreement shall be governed by and construed under the internal laws of the Commonwealth of Puerto Rico, without regard for conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and the corporate seal affixed, by its officers thereunto duly authorized, and the Participant has hereunto set his hand, all on the day and year first above written.
Corporate Seal

FIRST BANCORP

By:

Attest:

PARTICIPANT